Exhibit 10.14

INDIA NON JUDICIAL

Government of Karnataka

e-Stamp

Certificate No.	:	IN-KA04262532714456H
Certificate Issued Date	:	09-Oct-2009 05:27 PM
Account Reference	:	SHCIL (Fl)/ ka-shcil/ JC ROAD/ KA-BA
Unique Doc. Reference	:	SUBIN-KAKA-SHCIL04558614453771H
Purchased by	:	PRESTIGE ESTATES PROJECTS PVT LTD
Description of Document	:	Article 30 Lease of Immovable Property
Description	:	LEASE DEED
Consideration Price (Rs.)	:	0
(Zero)
First Party	:	PRESTIGE ESTATES PROJECTS PVT LTD
Second Party	:	NEXTLINX INDIA PVT LTD
Stamp Duty Paid By	:	PRESTIGE ESTATES PROJECTS PVT LTD
Stamp Duty Amount(Rs.)	:	200
(Two Hundred only)

LEASE DEED

THIS LEASE DEED (“Lease Deed”) IS MADE ON THIS THE NINTH DAY OF OCTOBER TWO THOUSAND AND NINE BETWEEN:

1.	MR. IRFAN BASHEER, aged about 34 years, son of Mr. Mohammed Basheer Sait, residing at No. 17/9, Ali Asker Road Cross, Bangalore - 560 001, hereinafter referred to as Lessor No. 1;

2.	MR. MIRZA MOHAMMED MEHDI, aged about 64 years, son of Late Mirza Hyder, and MR. SYED HUSSAIN RAZVI, aged about 47 years, son of late Syed Hadi Hussain Razvi, both presently residing at Flat No. 1-E, HVS Apartments, No.1, Edward Road, Bangalore -560 052, hereinafter collectively referred to as Lessors No. 2;

3.	MR. MOHAMMED MASOOD SAIT ALIAS MASOOD KAREEM, aged about 55 years, son of Late Abdul Kareem Sait, residing at No. 153, 4th Main, Defence Colony, Indiranagar, Bangalore - 560 038, hereinafter referred to as Lessor No. 3;

4.	MR. IMRAN SAYEED, aged about 29 years, son of Mr. Mohammed Sayeed Sait, residing at No. 10, Da Costa Layout, First Cross, Cooke Town, Bangalore - 560 005, hereinafter referred to as Lessor No. 4;

5.	MR. HASEEB KHADER ALIAS ABDUL KAREEM, aged about 44 years, son of Mr. Abdul Khader Sait, residing at No. 3/9, Artillery Road, Civil Station, Bangalore, hereinafter referred to as Lessor No. 5;

6.	MR. MOHAMMED BASHEER SAIT, aged 65 years, son of Late Mr. Abdul Kareem, and MRS. SAYEEDA BASHEER, aged 57 years, wife of Mr. Mohammed Basheer Sait both residing at No. 17/9, Ali Asker Road Cross, Bangalore - 560 001, hereinafter collectively referred to as Lessors No. 6;

7.	MRS. NAJMA BASHEER, aged 40 years, wife of Mr. Haroon Sait residing at Pinc View Apartments, No.9, Edward Road, Bangalore 560052, hereinafter referred to as Lessor No. 7;

8.	MRS. FAZILA AHMED, aged 41 years, wife of Mr. Ahmed Sait residing at No. 95, Coles Road, Fraser Town, Bangalore 560005, hereinafter referred to as Lessor No. 8;

9.	MR. IRFAN RAZACK, aged about 54 years, son of Late S. Razack, residing at No.21/22-3, Craig Park Layout, Off M.G.Road, Bangalore 560 001, hereinafter referred to as Lessor No. 9;

10.	MR. REZWAN RAZACK, aged about 52 years, son of Late S. Razack, residing at No.37/18, Yellapa Chetty Layout, Ulsoor Road, Bangalore 560 042, hereinafter referred to as Lessor No. 10;

11.	MR. ALTAF JAN, aged about 48 years, son of Mr. Jan Mohd. Sattar, residing at No.27, Spencer Road, Fraser Town, Bangalore 560005, hereinafter referred to as Lessor No. 11;

Lessors No. 1 to 11 shall be hereinafter collectively referred to as the LESSORS, (which expression shall, unless excluded by or repugnant to the subject or context thereof, be deemed to include their respective heirs, successors, permitted assigns, executors, administrators and legal representatives), of the FIRST PART;

AND

M/S. NEXTLINX INDIA PRIVATE LIMITED, a company incorporated under the Companies Act, 1956, having its registered office at NITON, 11, Palace Road, Bangalore 560 052 represented herein by its authorized signatory, Mr. Amish Seth (hereinafter referred to as the “LESSEE”, which expression shall, unless excluded by or repugnant to the subject or context thereof, be deemed to include its successors in office and permitted assigns) of the SECOND PART;

AND

M/S. PRESTIGE ESTATE PROJECTS PRIVATE LIMITED, a company incorporated under the Companies Act, 1956, having its registered office at “The Falcon House”, No.1, Main Guard Cross Road, Bangalore - 560 001 represented herein by its authorized signatory, Mr. Irfan Razack (hereinafter referred to as the “CONFIRMING PARTY”, which expression shall, unless excluded by or repugnant to the subject or context thereof, be deemed to include its successors in office and permitted assigns) of the THIRD PART.

(The Lessors, Lessee and the Confirming Party are hereinafter collectively referred to as the “Parties” and individually as a “Party”).

WHEREAS:

A.	Each of the Lessors herein are the absolute owners, well and truly seized and possessed of and otherwise duly entitled, to the premises comprising of various units bearing Nos. 301, 301A, 301B, 302, 302A, 401, 402, 402A and 502 along with the car park(s) attached thereto, such units constituting whole of Level 3, Level 4 and portion of Level 5 in the commercial building known as “PRESTIGE AL-KAREEM”, located at No. 3, Edward Road, Civil Station, Corporation Division No. 72, Bangalore - 560 052, such property (being the said units along with 16 (sixteen) car parking spaces) measuring approximately 22,308 (twenty two thousand three hundred and eight) square feet of built up area, being more fully described in the Schedule herein (hereinafter referred to as the “Demised Premises”);

B.	The Demised Premises forms a portion of a larger property located at site bearing No. 3, Edward Road, Bangalore (“Property”), which was the absolute property of V.C. Rajrathnam and V.R. Chelvakumaran as joint owners, they having acquired the same vide a deed of partition dated February 17, 1943 registered as document No. 297/1942-1943 in the office of the Sub-Registrar, Civil Station, Bangalore;

C.	The Property was sold by V.C. Rajrathnam and V.R. Chelvakumaran in favour of (a) Ghulam Mahmood Sait, (b) Abdul Khader Sait, (c) Mohammed Mohsin Sait, (d) Mohammed Basheer Sait (the Lessor No. 6 herein), (e) Mohammed Sayeed Sait, and (f) Mohammed Masood Sait alias Masood Kareem (the Lessor No. 3 herein), all sons of Late Abdul Kareem Sait, vide sale deed dated October 30, 1969 registered as document No. 2423/1969-1970 in the office of the Sub-Registrar, Shivajinagar, Bangalore;

D.	Ghulam Mahmood Sait and his five brothers who bought the Property, divided the same into six portions, by way of a family arrangement on February 18, 1974, wherein each brother acquired one portion;

E.	In terms of an oral gift dated February 16, 1984 and a declaration of even date, Ghulam Mahmood Sait and Mohammed Mohsin Sait transferred their respective shares of the Property in favour of their younger brothers, Mohammed Masood Salt and Mohammed Sayeed Sait;

F.	In terms of an oral gift dated November 5, 1998 and confirmed by a declaration dated April 13, 1999, Mohammed Sayeed Sait transferred his share of the Property (which included the portion he acquired under the family arrangement dated February 18, 1974 and the portion he acquired from his brother under the oral gift dated February 16, 1984) in favour of his son, Imran Sayeed (the Lessor No. 4 herein);

G.	In terms of an oral gift dated December 13, 1998 and confirmed by a declaration dated January 18, 1999, Abdul Khader Sait transferred his share of the Property in favour of his son, Haseeb Khader alias Abdul Kareem (the Lessor No. 5 herein);

H.	In terms of an oral gift dated December 26, 1998 and confirmed by a declaration dated January 22, 1999, Mohammed Basheer Sait transferred his share of the Property in favour of his son, Irfan Basheer (the Lessor No. 1 herein);

I.	The Lessors No. 1, 3, 4 and 5 being absolute owners, in physical possession and actual enjoyment of the Property on which the Demised Premises is constructed, executed a partition deed dated May 26, 1999 registered as document No. 857/1999-2000 in the office of the Sub-Registrar, Shivajinagar, Bangalore, clearly identifying, demarcating and reaffirming their respective shares in the Property;

J.	The Lessors No. 1, 3, 4 and 5 have obtained permission from the competent authority to use the Property for commercial purposes and to construct a commercial building on the same in accordance with the plan sanctioned by such authority;

K.	The Lessors No. 1, 3, 4 and 5 entered into an agreement for development dated March 31, 2001 in respect of the Property with the Confirming Party. In accordance with the said agreement for development, the Confirming Party developed the said Property and constructed a commercial building on the same, such commercial building called Prestige AlKareem (hereinafter referred to as the “Building”) of which the Demised Premises is a part;

L.	The Lessors No. 1, 3, 4 and 5 executed a supplementary agreement dated February 20, 2002, with the Confirming Party in respect of the said development agreement dated March 31, 2001, whereby they identified the built-up areas of the Building falling into their respective shares and recorded such allocation of built-up area;

M.	The Lessor No. 1 transferred a portion of the Building allocated to him in terms of the supplementary agreement dated February 20, 2002, being premises bearing Unit No. 301B, situated in the third floor of the Building (forming part of the Demised Premises) with a super built-up area of 1623 (one thousand six hundred and twenty three) square feet along with an undivided right, title and interest in 610.80 (six hundred and ten point eight zero) square feet of the Property on which the Building is constructed, in favour of his sister, Fazila Ahmed (the Lessor No. 8 herein) by way of an oral gift dated August 25, 2003 confirmed by a notarised affidavit of even date;

N.	The Lessor No. 1 transferred a portion of the Building allocated to him in terms of the supplementary agreement dated February 20, 2002, being premises bearing Unit No. 301A, situated in the third floor of the Building (forming part of the Demised Premises) with a super built-up area of 1623 (one thousand six hundred and twenty three) square feet along with an undivided right, title and interest in 610.80 (six hundred and ten point eight zero) square feet of the Property on which the Building is constructed in favour of his sister, Najma Basheer (the Lessor No. 7 herein) by way of an oral gift dated August 25, 2003 confirmed by a notarised affidavit of even date:

O.	The Lessor No. 1 transferred a portion of the Building allocated to him in terms of the supplementary agreement dated February 20, 2002, being premises bearing Unit No. G-01C, situated in the ground floor of the Building with a super built-up area of 1217 (one thousand two hundred and seventeen) square feet along with an undivided right, title and interest in 458 (four hundred and fifty eight) square feet of the Property on which the Building is constructed in favour of his father, Mohammed Basheer Sail (the Lessor No. 6 herein) by way of an oral gift dated August 25, 2003 confirmed by a notarised affidavit of even date;

P.	The Confirming Party, being the power-of-attorney holder of Lessors No. 1, 3, 4 and 5 sold a portion of the Building, being premises bearing Unit No. 402, situated in the fourth floor of the Building (forming part of the Demised Premises) with a super built-up area of 2435 (two thousand four hundred and thirty five) square feet, together with 2 (two) covered car parking spaces in the basement, along with proportionate undivided interest in the Property on which the Building is constructed, in favour of Irfan Razack (the Lessor No. 9 herein) by way of a sale deed dated December 23, 2003, registered as document No. 4695/2003-2004 in the office of the Sub-Registrar, Shivajinagar, Bangalore;

Q.

The Confirming Party, being the power-of-attorney holder of Lessors No. 1, 3, 4 and 5 sold a portion of the Building, being premises bearing Unit No. 402A, situated in the fourth floor of the Building (forming part of the Demised Premises) with a super built-up area of 2435 (two thousand four hundred and thirty five) square feet, together with 2 (two) covered car parking spaces, along with proportionate undivided interest in the

Property on which the Building is constucted, in favour of Rezwan Razack ( the Lessor No. 10 herein) by way of a sale deed dated December 23, 2003 registered as document No. 4694/2003-2004 in the office of the Sub-Registrar, Shivajinagar, Bangalore;

R.	The Confirming Party, being the power-of-attorney holder of Lessors No. 1, 3, 4 and 5 sold a portion of the Building, being premises bearing Unit No. 302, situated in the third floor of the Building (forming part of the Demised Premises) with a super built-up area of 2870 (two thousand eight hundred and seventy) square feet, together with 2 (two) covered car parking spaces, along with proportionate undivided interest in the Property on which the Building is constructed, in favour of M.S.A. Arbee and Fereda Arbee, both represented by their power-of-attorney holder, Ayub Khan by way of a sale deed dated January 1, 2004 registered as document No. 5369/2003-2004 in the office of the Sub-Registrar, Shivajinagar, Bangalore;

S.	M.S.A. Arbee and Fereda Arbee, both represented by their power-of-attorney holder, Ayub Khan further jointly sold the premises bearing Unit No. 302 situated in the third floor of the Building (forming part of the Demised Premises) with a super built-up area of 2870 (two thousand eight hundred and seventy) square feet, together with 2 (two) covered car parking spaces, along with proportionate undivided interest in the Property on which the Building is constructed, in favour of Mirza Mohammed Mehdi and Syed Hussain Razvi (the Lessors No. 2 herein) by way of a sale deed dated September 7, 2006 registered as document No. 2519/2006-2007 in the office of the Sub-Registrar, Shivajinagar, Bangalore;

T.	The Confirming Party, being the power-of-attorney holder of Lessors No. 1, 3, 4 and 5 sold a portion of the Building, being premises bearing Unit No. 502, situated in the fifth floor of the Building (forming part of the Demised Premises) with a super built-up area of 2827 (two thousand eight hundred and twenty seven) square feet, together with 1 (one) covered car parking space, along with proportionate undivided interest in the in the Property on which the Building is constructed, in favour of Altaf Jan (the Lessor No. 11 herein) by way of a sale deed dated January 1, 2004 registered as document No. 5516/2003-2004 in the office of the Sub-Registrar, Shivajinagar, Bangalore;

U.	The Lessors being the absolute owners in possession of the Demised Premises have represented that (a) all necessary permissions have been obtained for construction of the Building “PRESTIGE AL-KAREEM”; (b) the sanctioned usage of the Building is commercial (office use); and (c) there is no legal impediment for using any office space in the Building “PRESTIGE AL-KAREEM” as office and for conducting business activities therefrom;

V.	The Lessee is looking for an office space in Bangalore to house its office and the Lessors have agreed to lease the Demised Premises to the Lessee and the Lessee has agreed to take on lease the Demised Premises and in terms of the agreement, the Parties entered into an Agreement to Lease (the “Agreement to Lease”) on July 16, 2009, reducing into writing the terms on which the Lessors shall give on lease the Demised Premises and the Lessee shall take on lease the Demised Premises from the Lessors;

W.	NOW, therefore, in consideration of the rent agreed to be paid and the security deposit paid and maintained and of the reciprocal promises and obligations and mutual covenants between the Parties being recorded hereinafter, the Lessors and the Lessee, together with the Confirming Party, have entered into this Lease Deed.

NOW THIS LEASE DEED WITNESSETH AS FOLLOWS:

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Deed of Lease, unless repugnant to the context thereof, the following terms shall have the following meanings:

“Additional Space” shall have the same meaning as ascribed to it in Clause 18.1;

“Applicable Laws” shall mean and include any applicable central, state or local law, statute, ordinance, rule, regulation, code, bye-law, government order or direction, judgment, decree or order of a judicial or a quasi-judicial authority;

“Agreement to Lease” shall have the same meaning as ascribed to it in Recital V;

“Building” shall have the same meaning as ascribed to it in Recital K;

“Business Day” shall mean any day other than Sunday and any other public holiday on which banks and financial/public institutions in Bangalore, India are open for business;

“Car Park Rent” shall have the same meaning as ascribed to it in Clause 5.1(ii);

“Common Areas” shall mean the area within the Building of which the Demised Premises is a part, which is demarcated for the common usage of all the occupants of the Building by the Confirming Party, including staircases, ducts, lifts and other common amenities, pathways, corridors, landscape areas, areas designated for the keeping and collecting of refuse, and refuge areas within the Building;

“Day” shall mean a day in accordance with the English calendar;

“Demised Premises” shall have the same meaning as ascribed to it in Recital A;

“Dispute” shall have the same meaning as ascribed to it in Clause 27.1;

“Fit-outs” shall mean all that furniture, fixtures, fittings and facilities that have been installed in the Premises by the Confirming Party;

“Force Majeure” shall have the same meaning as ascribed to it in Clause 24.1;

“Initial Term” shall have the same meaning as ascribed to it in Clause 4;

“Lease Commencement Date” shall have the same meaning as ascribed to it in Clause 3.1;

“Lease Deed” shall mean this Lease Deed together with all its Annexures and Schedules;

“Lessee Improvements” shall have the same meaning as ascribed to it in Clause 16.1;

“Lock-in-Period” shall have the same meaning as ascribed to it in Clause 9.1;

“Maintenance Charges” shall have the same meaning as ascribed to it in Clause 12.1;

“Major Repairs” shall have the same meaning as ascribed to it in Clause 16.4;

“Notice of Dispute” shall have the same meaning as ascribed to it in Clause 27.1;

“Office Rent” shall have the same meaning as ascribed to it in Clause 5.1(i);

“Property” shall have the same meaning as ascribed to it in Recital B;

“Renewal Term” shall have the same meaning as ascribed to it in Clause 4;

“Rent” shall have the same meaning as ascribed to it in Clause 5.1;

“Rent Commencement Date” shall have the same meaning as ascribed to it in Clause 3.2;

“Rent Free Period” shall have the same meaning as ascribed to it in Clause 3.2;

“Security Deposit” shall have the same meaning as ascribed to it in Clause 6.1; and

“Unexpired Rent” shall have the same meaning as ascribed to it in Clause 9.1;

1.2	In this Lease Deed:

(a)	References to any statute or statutory provision or order or regulation made thereunder shall include that statute, provision, order or regulation as amended, modified, re-enacted or replaced from time to time whether before or after the date hereof;

(b)	References to persons shall include body corporates, unincorporated associations, partnerships and any organisation or entity having legal capacity;

(c)	Headings to Articles are for information only and shall not form part of the operative provisions of this Lease Deed and shall not be taken into consideration in its interpretation or construction;

(d)	References to Recitals, Articles or Annexures are, unless the context otherwise requires, references to recitals, articles or Annexures of this Lease Deed;

(e)	Unless the context otherwise requires, reference to one gender includes a reference to the other, words importing the singular include the plural and vice versa;

(f)	References to the words “include” or “including” shall be construed as being suffixed by the term “without limitation”; and

(g)	The Schedules and Annexures to this Lease Deed form an integral part of this lease Deed and will be of full force and effect as though they were expressly set out in the body of this Lease Deed.

2.	DEMISE

The Lessors hereby give on lease to the Lessee and the Lessee hereby takes on lease from the Lessors the Demised Premises, subject to the terms and conditions contained hereinafter in this Lease Deed.

3.	COMMENCEMENT, POSSESSION AND RENT FREE PERIOD

3.1	The Lessors have handed over the possession of the Demised Premises, with the Fit-Outs installed therein by the Confirming Party, on September 10, 2009 (the “Lease Commencement Date”).

3.2	Rent Free Period and Rent Commencement: The Lessee shall be entitled to 15 (fifteen) days of rent-free occupation of the Demised Premises starting from the Lease Commencement Date (“Rent Free Period”). The obligation of the Lessee to pay rent in respect of the Demised Premises shall commence upon the expiry of the said 15 (fifteen) days’ Rent Free Period, with effect from September 25, 2009 (the “Rent Commencement Date”) and the Lessee shall pay rent for the Demised Premises at the rate agreed and reserved herein below.

4.	DURATION OF THE LEASE

The Lessors and the Lessee agree that the lease shall be initially for a period of 3 (three) years commencing from the Lease Commencement Date (the “Initial Term”). At the end of the Initial Term, the lease may be renewed at the sole option of the Lessee for one further term of 3 (three) years (the “Renewal Term”) on the same terms and conditions as set out in this Lease Deed, subject to escalation in rent payable for the Demised Premises as provided in Clause 8 herein.

5.	RENT

5.1	In consideration of the Lessors leasing the Demised Premises in favour of the Lessee, the Lessee undertakes to pay to the Lessors, every month, an amount of Rs. 8,13,511 (Rupees Eight Lakhs Thirteen Thousand Five Hundred and Eleven only) towards rent for the Demised Premises, starting from the Rent Commencement Date, calculated as follows:

(i)	Rs.35.75 (Rupees Thirty Five and Paise Seventy Five only) per square feet of the super built-up area of the office space in Level 3, Level 4 and portion of Level 5, having a total super built up area of 22,308 (twenty two thousand three hundred and eight) square feet aggregating to Rs. 7,97,511 (Rupees Seven Lakhs Ninety Seven Thousand Five Hundred and Eleven only) (the “Office Rent”); and

(ii)	Rs.1000 (Rupees One Thousand only) per car park for 16 (sixteen) car parking spaces aggregating to Rs. 16,000 (Rupees Sixteen Thousand only) (the “Car Park Rent”). The Office Rent and the Car Park Rent are hereinafter collectively referred to as the “Rent”.

5.2	The payment of the Rent shall be made in advance, on or before 7th (seventh) day of every calendar month, commencing from the Rent Commencement Date and for any delay in making the payment of the Rent, the Lessee shall be liable to pay the Rent along with an interest on the same at the rate of 12% (twelve per cent) per annum for the period of delay, from the date the Rent became due till the date of actual payment. It is further agreed that the Rent for the first month shall be pro-rated, in accordance with the Rent Commencement Date.

5.3	The Rent shall be paid to each of the Lessors in proportion to their ownership of the Demised Premises as follows:

SL NO:	NAME OF THE LESSOR	Office Rent Payable (in INR)	Car park rent (In INR)	Total Rent per month payable for the first two years (In INR)
1	Irfan Basheer	58,094	2000	60,094
2	Mirza Mohammed Mehdi & Syed Hussain Razvi	1,02,603	2000	1,04,603
3	Masood Kareem	17,875		17,875
4	Imran Sayeed	17,875		17,875
5	Haseeb Khader alias Abdul Kareem	1,91,978	5000	1,96,978
6	Mohammed Basheer Sait & Sayeeda Basheer	17,875		17,875
7	Najma Basheer	58,022	1000	59,022
8	Fazila Ahmed	58,022	1000	59,022
9	Irfan Razack	87,051	2000	89,051
10	Rezwan Razack	87,051	2000	89,051
11	Altaf Jan	1,01,065	1000	1,02,065

	TOTAL	7,97,511	16000	8,13,511

5.4	In the event the 7th (seventh) day of the month by which time the Rent is payable, is a Sunday or a public holiday, the Rent shall be paid on the immediately succeeding Business Day.

5.5	The Rent payable by the Lessee to the Lessors shall be paid by the Lessee, subject to the deduction of income tax at source, at such rate as is required by law, if any. The Lessee shall issue a consolidated tax deduction certificate in respect of such deductions within 30 (thirty) days from the end of the financial year of the Lessee or the date of termination/expiry of the lease, whichever is earlier, as the case may be.

6.	SECURITY DEPOSIT

6.1	The Lessee shall keep deposited and maintained with the Lessors, during the term of the lease and any renewal thereof, as interest free refundable security deposit (the “Security Deposit”), for securing due observance and performance of the terms of this Lease Deed, a sum of Rs.81,35,110 (Rupees Eighty One Lakhs Thirty Five Thousand One Hundred and Ten only) equivalent to 10 (ten) months’ Rent. Each of the Lessors shall be entitled to the Security Deposit in proportions as more fully detailed below:

SL NO:	NAME OF THE LESSOR	4 months deposit that was paid upon the signing of the Agreement to Lease (In INR)	Balance that has been paid at the time of execution of this Lease Deed (In INR)
1	Irfan Basheer	240376	360564
2	Mirza Mohammed Mehdi & Syed Hussain Razvi	418412	627618
3	Masood Kareem	71500	107250
4	Imran Sayeed	71500	107250
5	Haseeb Khader alias Abdul Kareem	787912	1181868
6	Mohammed Basheer Sait & Sayeeda Basheer	71500	107250
7	Najma Basheer	236088	354132
8	Fazila Ahmed	236088	354132
9	Irfan Razack	356204	534306
10	Rezwan Razack	356204	534306
11	Altaf Jan	408260	612390

	TOTAL	3254044	4881066

	TOTAL SECURITY DEPOSIT PAID	8135110

The Lessors, jointly and severally, hereby acknowledge the receipt of the Security Deposit from the Lessee.

6.2	On expiry or earlier termination of the lease herein, the Lessors shall refund the Security Deposit in full to the Lessee simultaneously with handing over of the possession of the Demised Premises by the Lessee. The Lessors hereby agree and undertake that the liability to refund the Security Deposit shall be joint and several.

6.3	Failure to refund the Security Deposit

In the event, upon earlier termination/expiry of the lease herein, the Lessors, jointly and severally, fail to refund the Security Deposit or any part thereof to the Lessee, or any Lessor fails to refund his portion of the Security Deposit or any part thereof to the Lessee, the Lessee will be entitled to enjoy the possession of the Demised Premises without payment of Rent, the Maintenance Charges (as defined in Clause 12.1 herein) or other charges for such further period, from the date of expiry of the lease or earlier termination thereof till the entire Security Deposit is refunded to the Lessee in full along with an interest on the same at the rate of 12% (twelve per cent) per annum for the duration of the delay, provided the Lessee does not use the Demised Premises during such further period for conducting its business operations.

7.	CAR PARK

The Lessors shall provide to the Lessee, 16 (sixteen) reserved car parking slots, which shall be at the basement and surface levels of the Building, exclusively for the use of the Lessee as part of the Demised Premises and the Rent payable by the Lessee is inclusive of the Car Park Rent for such exclusive car parking slots as detailed in Clause 5.1(ii) herein.

8.	ESCALATION IN RENT AND RENEWAL

8.1	The Rent (including Car Park Rents) payable by the Lessee to the Lessors shall be increased/ stand escalated by 10% (ten per cent) at the expiry of every 2 (two) years over the Rent paid for the immediately preceding 2 (two) years.

8.2	In the event the Lessee intends to exercise its option to renew the lease of the Demised Premises in accordance with Clause 4 herein, the Lessee shall issue a notice in writing of such intent to the Lessors at least 3 (three) months prior to the expiry of the Initial Term, and upon receipt of such notice from the Lessee the Lessors shall renew the lease in favour of the Lessee for the Renewal Term, subject to the Lessee and the Lessors executing and registering a fresh Lease Deed for the Renewal Term. The expenses towards executing the fresh lease deed for the Renewal Term, including towards stamp duty and registration charges, shall be at the cost of the Lessee. In the event of the Lessee opting to renew the lease as aforesaid, the Lessee shall continue to remain in possession of the Demised Premises, and pay the rents and other outgoings, as agreed, to the Lessors in respect of the Demised Premises till the time of execution and registration of the fresh lease deed for the Renewal Term, and the same shall not be called in question by the Lessors, or anyone claiming through them.

8.3	In the event the Lessee does not issue any notice electing to renew the lease as provided hereinabove, the lease of the Demised Premises in favour of the Lessee shall stand terminated at the expiry of the Initial Term.

9.	LOCK-IN PERIOD AND TERMINATION

9.1

It is agreed between the Parties that the Lessee shall not be entitled to terminate the lease for the initial term of 33 (thirty three) months from the Lease Commencement Date, subject to issue of notice of termination under Clause 9.4 herein, except in the event of any material breach of the terms and conditions of this Lease Deed by the Lessors, or by any of the Lessors, as the case may be, and occurrence of any Force Majeure event. Such period of 33 (thirty three) months shall hereinafter be referred to as the “Lock-in Period”. In the event the Lessee terminates the lease within the Lock-in Period, the Lessee shall be liable to pay the total aggregate Rent for the remainder portion of the unexpired period of lease for the Initial Term (the “Unexpired Rent”). It is clarified that the Lessee shall not be required to pay the Unexpired Rent in the event that the Lessee terminates the lease during the Lock-in Period for reasons attributable to any material breach of the terms and conditions of this Lease Deed by the Lessors and occurrence of any Force Majeure event. For the purpose of this clause, the Lessee shall be deemed to have terminated the lease even if the Lessors have terminated the lease due to the default committed by the Lessee in payment of the Rent as provided herein below.

9.2	Notwithstanding the restrictions on the Lessee to terminate the lease during the Lock in Period, the Lessee shall have the sole right to terminate the lease without any further obligation in the event the Lessors commit material breach of the lease or in the event of the Demised Premises being rendered unusable for a continuous period of 30 (thirty) days for any reason not attributable to the Lessee. In the event the Lessee exercises such right to terminate the lease, the Lessee shall issue a written notice to the Lessors of such intention 30 (thirty) days prior to such intended termination and direct the Lessors to rectify such material breach within the said 30 (thirty) days. On failure on part of the Lessors to remedy/rectify such material breach of this Lease Deed to the satisfaction of the Lessors within 30 (thirty) days of the issue of the notice for termination, this Lease Deed shall stand terminated and the Lessors shall forthwith refund the Security Deposit to the Lessee.

9.3	The Lessors shall be entitled to terminate the lease only in the event the Lessee defaults in payment of Rent for a period exceeding 3 (three) months despite having received from the Lessors, a written notice issued 30 (thirty) days in advance of such intended termination, to pay the arrears of Rent.

9.4	After the expiry of the Lock-in Period of 33 (thirty three) months, the Lessee shall have the option terminate the Lease without assigning any reason whatsoever, by issuing 3 (three) months’ advance written notice of its intent to so terminate.

10.	CONSEQUENCES OF TERMINATION

Upon expiry of the lease by efflux of time or its earlier termination in accordance with Clause 9 hereinabove, the Lessee shall remove itself, its servants, agents. Employees, executives, officers and each one of them who may be occupying the Demised Premises and all its/their movable articles, belongings, things and effects from the Demised Premises and hand over to the Lessors, the peaceful vacant possession of the Demised Premises in the condition it was handed over to the Lessee, subject to normal wear and tear. It is further clarified that the Lessee shall hand over peaceful vacant possession of the Demised Premises only upon the Lessors, jointly and severally, refunding to the Lessee the entire Security Deposit.

11.	USE OF DEMISED PREMISES

During subsistence of the lease, the Lessee shall be entitled to peaceful, uninterrupted and exclusive possession and enjoyment of the Demised Premises and the Lessee shall have full access to the Demised Premises 7 (seven) days a week, 24 (twenty four) hours a day,

365 (three hundred and sixty five) days a year. The Lessee shall, however, occupy and use the Demised Premises only as its office to conduct lawful business and for no other purposes.

12.	MAINTENANCE AND WATER CHARGES

12.1	The Lessee shall, in addition to paying the Rent, bear and pay the common area maintenance charges (the scope of common area maintenance services is provided in the Annexure hereto) at the rate of Rs.3 (Rupees Three only) per square feet of the Demised Premises per month for maintaining the Common Areas and facilities in the Building, from the Lease Commencement Date (the “Maintenance Charges”). The Maintenance Charges payable by the Lessee to the Lessors may be increased by 10% (ten per cent) at the expiry of every 2 (two) years over the Maintenance Charges paid for the immediately preceding 2 (two) years. In any event, such increase of the Maintenance Charges does not render the Maintenance Charges payable by the Lessee to the Lessors higher than any other occupant(s) of the Building. Such charges shall be payable directly to the agency/body maintaining the common areas and facilities in the said Building and shall not be construed as Rent for the purposes of this Lease Deed.

12.2	The Lessee shall pay water charges for the water consumed in the Demised Premises directly to the concerned agency/body maintaining the Common Areas in the building of which the Demised Premises is a part, as per actual consumption by the Lessee and bills raised by such agency/body.

13.	PAYMENT

All the payments to be made by the Lessee to the Lessors shall be by way of demand draft or by account transfer or by payee cheque, payable at par in Bangalore. The Lessors shall be entitled to securitizing the Rent receivable from the Lessee with any bank/financial institution and the Lessee shall, upon a written request from the Lessors, pay the Rent to such bank/financial institution as the Lessors may designate, either jointly or severally, and such payment by the Lessee shall be a valid and proper discharge of the Lessee’s obligation to pay the Rent under this Lease Deed.

14.	POWER AND BACK-UP POWER

14.1	The Lessors shall provide 3 (three) phase electricity supply of 1 KVA for every 100 (hundred) square feet to the Demised Premises at their own cost and the Lessee shall pay for the electricity consumed as per the separate meter/s provided.

14.2	In the event the Lessee requires any additional power, the Lessors or the agency/body maintaining the Common Areas of the Building of which the Demised Premises is a part shall, subject to availability, provide the same on payment by the Lessee a non-refundable amount of Rs. 15,000 (Rupees Fifteen Thousand only) per KVA of additional power to the Lessors/or to such agency/body maintaining the Common Area. The payment of any amounts by the Lessee, in terms hereof, towards additional power supply, if any, shall not be construed as Rent or Security Deposit, for the purposes of this Lease Deed.

14.3	The Lessors have agreed to provide either by themselves or through the agency maintaining the Common Areas and facilities of the Building of which the Demised Premises is a part, 100% (hundred per cent) power back-up through generator sets to the Demised Premises and consumption of back-up power shall be separately metered and billed at the rate of Rs. 17 (Rupees Seventeen only) per unit of back-up power consumed and the unit rate is subject to escalation from time to time.

15.	AIR CONDITIONING

15.1	The Lessors or the agency/body maintaining the Common Areas in the Building of which the Demised Premises is a part, shall provide air conditioning to the Demised Premises. The normal hours for providing such air conditioning shall be 8.30 AM to 8.30 PM from Monday to Friday and 8.30 AM to 2.30 PM on Saturdays.

15.2	The Lessee shall bear the operating charges for providing air conditioning based on chilled water consumption, metered and billed at pro-rata basis at the rates applicable and shall pay the same to such agency/body maintaining the Common Areas operating the air-conditioning plant. The consumption of air conditioning made by the Lessee after normal hours, that is, after 8.30 PM on weekdays, that is, from Monday to Friday as stated above shall be 20% (twenty per cent) over the normal charges. This applies to Sundays and other public holidays. The charges towards the air conditioning shall be subject to increase from time to time based on the rates charged by the Bangalore Electricity Supply Company, the statutory body responsible for supplying electricity in Bangalore city. However, any such increase in the charges would, in no event be higher than that levied on the other occupants of the Building of which the Demised Premises is a part.

16.	REPAIRS AND MAINTENANCE

16.1	The Lessee shall use the Demised Premises carefully and diligently and shall not cause any willful damage to the Demised Premises, normal wear and tear excepted. The Lessee shall be entitled to install/carry out interior works, electrical and communication devices and any other office equipment in the Demised Premises as are required for its business activities (“Lessee Improvements”) and at its own cost and expenses and the Lessee shall be entitled to remove the Lessee Improvements at the time of vacating the Demised Premises.

16.2	The Lessee shall not be entitled to carry out any structural modifications to the Demised Premises without the prior written approval of the Lessors.

16.3	The Lessee shall, during the entire period of the lease, ensure all routine day-to-day maintenance of the non-structural parts of the Demised Premises at its own cost.

16.4

The Lessors shall be responsible for all structural repairs and maintenance of external electrical, water supply and sanitary systems installed at the Demised Premises and in the Building wherein the Demised Premises is situated. The Lessors shall take care of any major repairs including structural maintenance and other structural repairs of whatsoever nature to the Building, including the Demised Premises, including, but not limited to, repairing water leakage from the terrace, beam cracks, cracks in walls, structural portions of the roof, the foundations of the Building, exterior load-bearing walls of the Building, which also may be in the nature of structural repairs, major leakage or repair necessitated by a tempest or fire, (not caused by any act of omission or commission of the Lessee), acts of terrorism, earthquakes or any other natural calamity as more fully described in Clause 24, (such repairs hereinafter collectively referred to as “Major Repairs”).

16.5	In the event that the Lessors fail to make such Major Repairs, the Lessee shall, by a notice in writing, call upon the Lessors to execute such repair or maintenance within a period of 30 (thirty) days from the date of receipt of such notice, and if the Lessors further fail to carry out the repair or maintenance as the case may be within the said period of 30 (thirty) days, or such further time as may be mutually agreed to by the Parties depending on the nature of such work; or if the Lessee determines that the Lessee is unable to occupy more than 75% (seventy five per cent) of the Demised Premises as a result of the Major Repairs, then, the Lessee may, including during the Lock-in Period, at its option, terminate this Lease Deed without any further liability or obligation to the Lessors and the Lessors shall refund the Security Deposit to the Lessee upon such termination.

17.	SIGNAGE

The Lessee shall be entitled to display its signage(s) at the places designated for display of signage in/on the Building by the Lessors at no extra cost.

18.	SUB-LETTING

The Lessee shall not be entitled to sub-lease or otherwise part with possession of the Demised Premises in favour of any third party without the written consent of the Lessors, which shall not be unreasonably withheld by the Lessors. However, the sublease or use of the Demised Premises by any group company, associate company, subsidiary company or holding company of the Lessee shall be permitted without such written consent.

19.	ATTORNMENT

The Lessors shall be entitled to, during the subsistence of Lessee’s leasehold rights in the Demised Premises, dispose of or otherwise deal with the Demised Premises, either wholly or in several portions, without in any way affecting the leasehold rights of the Lessee over the Demised Premises. Any such transfer by the Lessors of the Demised Premises shall always be subject to the leasehold rights of the Lessee and the Lessors undertake to obtain from the transferee, an unconditional undertaking to be bound by all the terms and conditions of this Lease Deed. The Lessors shall thereafter, provide the copy of the signed agreement executed with the transferee to the Lessee. In the event of the Lessors transferring the Demised Premises, either in whole or portions thereof, the Lessors shall transfer the Security Deposit, jointly or severally, as the case may be, to the transferee(s) and the transferee(s) shall hold the Security Deposit for the remainder of the Lease Term. The Lessee shall not be obliged or called upon to pay any additional Security Deposit to the transferees.

20.	TAXES AND LEVIES

20.1	The Lessors shall pay the property taxes, levies and other outgoings in respect of the Demised Premises and the Building promptly and in a timely manner. However, all taxes payable due to the business activities carried on by the Lessee in the Demised Premises shall be borne and paid by the Lessee.

20.2	The Rent, power consumption charges, Maintenance Charges, and back-up power consumption charges to be paid by the Lessee are all exclusive of service tax, value added tax (VAT) etc. which shall be borne by the Lessee as applicable.

21.	LESSOR’S REPRESENTATIONS, WARRANTIES, COVENANTS

The Lessors represent, warrant and covenant with the Lessee that:

(i)	The Lessors have good and marketable title to the Demised Premises, free and clear of all charges, liens, claims, encroachments, mortgages, and encumbrances;

(ii)	The Lessors are well and truly entitled to enter into this Lease Deed in respect of the Demised Premises and/or to enter into these presents and the Lessors shall not do, omit or suffer to be done anything whereby its right to hold and enjoy the Demised Premises is avoided, forfeited or extinguished;

(iii)	The Demised Premises can be used as an office without any legal impediments and the Lessors have obtained all permissions from the competent authority to ensure the same;

(iv)	There is/are no restraints or obstruction/s on the Lessors to lease the Demised Premises in favour of the Lessee and the Lessee can peacefully occupy and use the Demised Premises for the purpose for which it has been leased;

(v)	The Lessors have obtained all the necessary approvals, consents, etc. under all applicable rules, laws, bye-laws, regulations, etc. and all statutory requirements in connection with the construction and/or use and/or occupation of the Demised Premises and the Building in which the same is situated have been duly complied with;

(vi)	The Lessee shall, at all times during the subsistence of the lease, be entitled to enjoy exclusive and peaceful possession of the Demised Premises as its office without any claim or hindrance from any one else;

(vii)	There are presently no encroachments on the Demised Premises and the Lessors are in absolute and uninterrupted possession of the Demised Premises;

(viii)	The Lessors have, either jointly or severally, not received any notice of violation of any law or municipal ordinance, order or requirement, having jurisdiction or affecting the Demised Premises at the date hereof;

(ix)	There are no latent or structural defects, hidden or otherwise, in the Demised Premises, electrical, plumbing systems, and the same are in good and proper working order;

(x)	The Demised Premises have been constructed as per the approved plans and designs sanctioned in accordance with the Applicable Laws;

(xi)	There is presently no claim, action, litigation, arbitration, garnishee or other proceeding pending against the Lessors and relating to the Demised Premises/Building or the transactions contemplated hereby. There is presently no claim, governmental investigation or threatened litigation or arbitration proceedings in respect of the Demised Premises/Building. The Lessors shall give the Lessee immediate notice of any such claim, litigation, proceeding or investigation which becomes known to them prior to execution hereof;

(xii)	There are no pending land acquisition proceedings affecting the Demised Premises/Building or any part thereof, or any intended public improvements which will result in any charge being levied or assessed against the Demised Premises or in the creation of any lien upon the Demised Premises;

(xiii)	There are no leases or other agreements permitting usage/occupancy of the Demised Premises, or any portions thereof, nor have the Lessors entered into any course of conduct which would permit any person or entity (including any Governmental or quasi-governmental authority), to occupy any portion of the Demised Premises or otherwise affecting the Demised Premises or any part thereof;

(xiv)	The Lessors do not have any dues pending in respect of property taxes or other taxes nor any penalty in respect thereof that may be assessed against the Lessors;

(xv)	The Lessors shall ensure that the Lessee enjoys quiet and peaceful occupation of the Demised Premises during the term of the lease. It is clarified that the Lessee’s occupation of the Demised Premises cannot be restricted by the Lessors if the Lessee has not complied with the terms of this Lease Deed due to any subsisting default or breach by the Lessors; and

(xvi)	The Lessee after obtaining written consent from the Lessors shall, at its own cost and expense, be at liberty to install facilities and all other conveniences as the Lessee may think fit for or in connection with the full use, occupation and enjoyment of the Demised Premises by the Lessee.

22.	INDEMNITY

The Lessors hereby, jointly and severally, shall indemnify and shall keep indemnified the Lessee against all costs, expenses, damages, penalties arising on account of the following:

(i)	The Lessee being prevented from using or occupying the Demised Premises, or any portions thereof, due to any defect in the title or ownership of the Lessors, either jointly or severally, to the same; or

(ii)	Any representation or warranty made herein by the Lessors becoming untrue or false; or

(iii)	Breach by the Lessors, jointly or severally, of any covenant, representation warranty or term of this Agreement; or

(iv)	Misrepresentation by the Lessors to the Lessee, of any covenant or term of this Lease Deed; or

(v)	Any act done or omitted to be done by the Lessors or by their agents or representatives for reasons of negligence or otherwise, which prejudices the rights of the Lessee under this Lease Deed and the Lessee’s interest in the Demised Premises; or

(vi)	Any prosecutions, proceedings, or any other proceedings arising against the Lessee or the Demised Premises affecting any rights of the Lessee hereunder.

23.	FORCE MAJEURE

23.1	In the event the Demised Premises or any part thereof is, at any time during the subsistence of the lease, destroyed or damaged due to fire, acts of God, earthquake, storm, tempest, flood, war, acts of terrorism, riots, violence of any army or a mob or other irresistible force or accident or by any other force majeure (hereinafter collectively referred to as a “Force Majeure” event) circumstances beyond the control of the Parties or in any other manner becomes wholly or partially unfit for occupation or use, the Rent payable by the Lessee to the Lessors shall be suspended till such time the Demised Premises is rendered fit by the Lessors at their own cost and expenses for occupation and use by the Lessee.

23.2	If the performance by either Party, of any of its obligations under this Lease Deed is prevented, restricted or interfered with by reason of fire, acts of God, earthquake, storm, tempest, flood, war, acts of terrorism, riots, violence of any army or a mob or other irresistible force or accident or by any other Force Majeure circumstances beyond the control of the Parties, or by application of any law or regulation of any Government, or any act or condition whatsoever beyond the reasonable control of the Parties, such Party shall be exempted from such performance to the extent of such prevention, restriction, or interference, provided, however, that such Party shall give notice in writing within a period of 15 (fifteen) days from the date of occurrence of such event, providing a description of the said event to the other Party in such notice.

23.3	In the event of the occurrence of any event as described in the preceding paragraphs, or in any other similar situation, which prevents the Lessee from carrying on its business activities from the Demised Premises, it shall have the option to forthwith terminate this Lease Deed, and the Lessors shall, jointly and severally, forthwith refund the Security Deposit to the Lessee.

23.4	Any dispute arising in relation to this Clause 24 shall be a dispute within the meaning of Clause 27 (Dispute Resolution) herein.

24.	INSURANCE

24.1	The Lessors shall obtain and keep in force, adequate insurance cover to protect any loss and damage due to natural disasters, fire, acts of God, earthquake, storm, tempest, flood, war, acts of terrorism, riots, violence of any army or a mob or other irresistible force or accident causing damage to the Demised Premises and the Building wherein the Demised Premises is situated or any other assets of the Lessors provided to the Lessee.

24.2	The Lessee shall insure all the equipment, furniture and fittings brought in by it, and all other Lessee Improvements, during the subsistence of the lease, against any loss and damage due to fire accident, theft, robbery, civil commotion, riot, storm, tempest, flood or any inevitable accident or electrical short circuiting or any other irresistible force or an act of God.

25.	GOVERNING LAW

The validity, construction and performance of this Lease Deed shall be governed, construed and the legal relations between the Parties shall be determined in accordance with the laws of India.

26.	DISPUTE RESOLUTION

26.1	Except as otherwise specifically provided in this Lease Deed, the following provisions apply if any dispute or difference arises between the Parties arising out of or relating to the lease of the Demised Premises (the “Dispute”). A Dispute will be deemed to arise when one Party serves on the other Party a notice in writing stating the nature of the Dispute (the “Notice of Dispute”). The Parties hereto agree that they shall use all reasonable efforts to resolve between themselves, any Disputes through negotiations.

26.2	Any Disputes and differences whatsoever arising under this Lease Deed, including the enforcement of the rights, duties, powers and obligations conferred under this Lease Deed, which could not be settled by the Parties through negotiations, after the period of 30 (thirty) Business Days from the service of the Notice of Dispute, shall be finally settled by arbitration by a sole arbitrator to be appointed by the Parties on mutual consent in accordance with the Arbitration and Conciliation Act, 1996.

26.3	All arbitration proceedings shall be conducted in English and a daily transcript in English shall be prepared. The venue of arbitration shall be Bangalore, India.

26.4	The order of the arbitrator shall be final and binding on both Parties.

26.5	Subject to the preceding paragraphs, the courts in Bangalore shall have exclusive jurisdiction over any dispute, differences or claims arising out of this Lease Deed.

27.	NOTICES

27.1	Any notice, information, intimation, or document required or authorised by this Lease Deed, shall be given in writing in English and shall be deemed to have been duly given or delivered to the other party:

(a)	Upon delivery by hand at the addresses referred to herein below and obtaining written acknowledgement in receipt thereof; or

(b)	Upon sending it by a recognized courier to the other Party at the addresses referred to herein below; or

(c)	Upon sending it by registered post acknowledgement due (RPAD) to the relevant Party at the address referred to herein below; or

(d)	Upon sending it by facsimile to the number provided by the Parties hereunder; or

(e)	Upon sending it by electronic mail at the e-mail address provided by the Parties in this Lease Deed.

Provided further that, that where more than one of the modes specified above are adapted, consequent to which, more than one date/s is/are available for deeming, the earliest among them shall be reckoned to be the deemed date.

27.2	The address and other details of the Parties for the purpose of communication, unless otherwise notified in writing to the other Party shall be as follows:

LESSORS:

At the addresses provided in this agreement

LESSEE:

Nextlinx India Pvt Ltd, Prestige Al-Kareem, 3rd & 4th Floor, # 3, Edward Road, Bangalore — 560 052

28.	STAMP DUTY AND REGISTRATION CHARGES

It is agreed that all expenses towards stamp duty and registration charges in relation to this Lease Deed shall be borne by the Lessee. The Parties agree that each Party shall bear its own legal costs arising out of the transactions contemplated herein.

29.	CUSTODY

This Lease Deed shall be executed simultaneously in two counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument. The Lessee shall retain one set and the Lessors shall retain the other set.

30.	ENTIRE AGREEMENT

This Lease Deed together with the Schedule and the Annexure hereto, constitutes and contains the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersedes all previous communications, negotiations, commitments, either oral or written between the Parties respecting the subject matter hereof.

31.	AMENDMENTS

No part of this Lease Deed or the terms of the lease herein created shall be amended, varied, substituted or changed in any manner except by a written instrument duly signed by the Parties hereto.

32.	SEVERABILITY

If for any reason whatsoever, any provision of this Lease Deed is or becomes, or is declared by a court of competent jurisdiction to be, invalid, illegal or unenforceable, then the Parties will negotiate in good faith to agree on such provision to be substituted, which provisions shall, as nearly as practicable, leave the Parties in the same or nearly similar position to that which prevailed prior to such invalidity, illegality or unenforceability.

33.	AUTHORITY

The Lessors hereby authorise the Confirming Party to represent them before the Lessee in all matters pertaining to this Lease Deed, in the latter’s capacity as the authorised representative of the Lessors. For any and all support to the Lessee, whether administrative or otherwise, the Confirming Party hereby agrees and accepts that it shall extend all such support and assistance for the entire Demised Premises belonging to the Lessors. It is hereby clarified that any obligation or agreement herein on the part of two or more Lessors shall bind each of them jointly and severally.

SCHEDULE

DEMISED PREMISES

ALL THOSE UNITS bearing Nos. 301, 301A, 301B, 302, 302A, 401, 402, 402A and 502 together admeasuring a super built-up area of 22,308 (twenty two thousand three hundred and eight) square feet, with 16 (sixteen) car parking spaces in the commercial building known as PRESTIGE AL-KAREEM Edward Road, Civil Station, Corporation Division No. 72, Bangalore - 560 052 bounded on the:

North by:	Edward Road
South by:	Kareem Towers, Municipal Nos. 19/5 & 19/6, Sampangiramaswamy Temple Street
East by:	Municipal No. 2 belonging to Mr. Natesan
West by:	Municipal No. 4, D’Villa Apartments

The area of the units and the car park attached thereto, together constituting the Demised Premises are as follows:

SL NO:	NAME OF THE LESSOR	UNIT NOS.	Area in Square Feet	Car Parks
1	Irfan Basheer	301	1625	2
2	Mirza Mohammed Mehdi & Syed Hussain Razvi	302	2870	2
3	Masood Kareem	302A	500
4	Imran Sayeed	302A	500
5	Haseeb Khader alias Abdul Kareem	302A	500
		401	4870	5
6	Mohammed Basheer Sait & Sayeeda Basheer	302A	500
7	Najma Basheer	301A	1623	1
8	Fazila Ahmed	301B	1623	1
9	Irfan Razack	402	2435	2
10	Rezwan Razack	402A	2435	2
11	Altaf Jan	502	2827	1

	TOTAL		22,308	16 NOS

IN WITNESS WHEREOF THE PARTIES HERETO HAVE EXECUTED THIS LEASE DEED AT BANGALORE ON THE DAY AND YEAR FIRST ABOVE WRITTEN.

Signed and delivered by the Lessors	Signed and delivered for and on behalf of the Lessee

1. Mr. Irfan Basheer /s/ Irfan Basheer	M/S. NEXTLINX INDIA PRIVATE LIMITED by its authorized signatory, Mr. Amish Sheth /s/

2. Mr. Mirza Mohammed Mehdi /s/ Mirza Mohammed Mehdi

3. Mr. Syed Hussain Razvi /s/ Syed Hussain Razvi

4. Mr. Mohammed Masood Sait /s/ Mohammed Masood Sait

5. Mr. Imran Sayeed /s/ Imran Sayeed

6. Mr. Haseeb Khader /s/ Haseeb Khader

7. Mr. Mohammed Basheer Sait /s/ Mohammed Basheer Sait

8. Mrs. Najma Basheer /s/ Najma Basheer

9. Mr. Irfan Razack /s/ Irfan Razack

10. Mrs. Fazila Ahmed /s/ Fazila Ahmed

11. Mr. Rezwan Razack /s/ Rezwan Razack

12. Mr. Altaf Jan /s/ Mr. Altaf Jan

Signed and delivered for and on behalf of the Confirming Party:

M/S. PRESTIGE ESTATES PROJECTS PRIVATE LIMITED by its authorized signatory, Mr. Irfan Razack

WITNESSES:

1.	2.

ANNEXURE

SCOPE OF COMMON MAINTENANCE SERVICES

•	Round-the-clock general security to the premises;

•	Maintenance and up keep of common areas;

•	Maintenance and up keep of landscaped area if provided;

•	Illumination of the yard, corridors and common areas;

•	Maintenance and operation of elevators of the building;

•	Maintenance and operation of bore wells, sumps, overhead tanks and related motors to ensure water supply if provided;

•	Maintenance and operation of generators for back up power;

•	Payment of water bills consumed for common areas;

•	Collection of electricity bills (HT) from KPTCL authorities and preparation and distribution of sub bills to occupants for their timely payment;

•	Payment of electricity bills for common services including elevators, pumps, motors and common area lighting of the building;

•	Provision of consumables and replacement of electrical fittings of common area;

•	Maintenance of common electrical installation;

•	Assistance in procuring additional power as per KPTCL norms and technical feasibility;

•	Parking management as per agreement and regulating vehicles within the premises;

•	Provisions of signage pertaining to common services;

•	Insurance of building (structure and common equipments only);

•	Periodical/ annual maintenance of the building like common area painting, repairs/ replacement of capital equipment/ major repairs etc., at cost to he shared by all owners as and when necessitated; and

•	Any other services if feasible at cost.